UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017
WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	OTHER EVENTS

On May 17, 2017, Westell Technologies, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors approved a new share repurchase program of up to $2 million of its Class A common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release announcing authorization of new share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	May 17, 2017	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary